Exhibit 1.4

EXECUTION VERSION

BANCOLOMBIA S.A.

17,788,008 Preferred Shares

(Ps.500 par value per share)

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

January 31, 2012

UNDERWRITING AGREEMENT

January 31, 2012

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

J.P. Morgan Securities LLC

    as representatives of the several Underwriters (the “Representatives”)

c/o UBS Syndicate Department

1285 Avenue of the Americas, 8th Floor

New York, New York 10019

Ladies and Gentlemen:

Bancolombia S.A., a Colombian banking institution incorporated under the laws of the Republic of Colombia (“Colombia”) as a sociedad anónima (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 17,788,008 preferred shares, Ps.500 par value per share (the “Preferred Shares”) of the Company in the form of American Depositary Shares (the “ADSs”) (such ADSs hereinafter referred to as the “Firm Securities”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,668,196 Preferred Shares, in the form of ADSs (the “Additional Securities”). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

You have requested that the Company deposit on behalf of the Underwriters all the Preferred Shares underlying the ADSs to be purchased by them hereunder pursuant to the Deposit Agreement, as amended and restated as of January 24, 2008 (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and all owners and beneficial owners from time to time of the ADRs (as defined below). Upon deposit of any Preferred Shares, the Depositary will issue ADSs representing the Preferred Shares so deposited (such Preferred Shares, the “Underlying Shares”).

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent four (4) Preferred Shares and each ADR may represent any number of ADSs. Each reference herein to ADRs shall include the corresponding ADSs, and vice versa.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-168077) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become automatically effective upon filing under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (Eastern time) on the date of this Agreement.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof and that is also a day on which the Commission is open for business (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) that is required to be filed with the Commission pursuant to Rule 433 under the Act. The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Base Prospectus, as amended or supplemented, including any Pre-Pricing Prospectus immediately prior to the Applicable Time.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this underwriting agreement (the “Agreement”), “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, for the aggregate purchase price set forth opposite the name of such Underwriter in Schedule A hereto. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Securities to be purchased by each of them, all or a portion of the Additional Securities set forth opposite the name of such Underwriter in Schedule B hereto at a purchase price of U.S.$58.77000 per ADS less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not on the Additional Securities. The Option may be exercised by the Representatives on behalf of the several

Underwriters at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the Option is being exercised and the date and time when the Additional Securities are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined in Section 2 below) nor, unless you and the Company otherwise agree in writing, except with respect to any Additional Securities to be purchased at the “time of purchase,” earlier than the second business day after the date on which the Option shall have been exercised, nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares and subject to adjustment in accordance with Section 7 hereof.

The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of Underwriters and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriters.

In addition, the Company agrees that it shall pay, at the time of purchase (as defined herein), to the Underwriters a special structuring fee (the “Special Structuring Fee”) of $1,099,149.90.

2. Payment and Delivery. Payment of the purchase price for the Firm Securities shall be made to the Company by Federal Funds (same day) wire transfer against delivery of the Firm Securities which shall be evidenced by one or more global certificates to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 6, 2012 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 7 hereof; provided that such date is a business day and a day on which commercial banks in Colombia are not legally obliged or authorized to close). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the ADR certificates evidencing the Firm Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Securities shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Securities. Electronic transfer of the ADR Certificates evidencing the Additional Securities shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP at One Liberty Plaza, New York, New York, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Securities or the Additional Securities, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus and each Permitted Free Writing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; as of the Applicable Time, the Disclosure Package did not and will not, as of the time of purchase, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, and the time of purchase, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date of the Prospectus Supplement, the date the Prospectus Supplement is filed with the Commission and at the time of purchase any Prospectus Supplement or the Prospectus, as then amended or supplemented did not and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule C hereto and the “road show” does not or will not, conflict with the information disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and each such Permitted Free Writing Prospectus and the “road show” as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Incorporated Document, at the time such document was filed or will be filed with the Commission or at the time such document became effective or will become effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not include or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus or the “road show” in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) herein) and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package, the Prospectus, such Permitted Free Writing Prospectus or the “road show”;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement;

(d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Disclosure Package entitled “Capitalization”, and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding equity interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e) the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE;

(f) the Company has been duly organized and is validly existing as a sociedad anónima under the laws of Colombia, duly authorized by the Superintendencia Financiera de Colombia (“Superintendencia Financiera”), with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein;

(g) the Company is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, either (i) reasonably be expected to have a material adverse effect on the business, properties, consolidated financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(h) the Company owns, directly or indirectly, the majority of the capital stock of its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a “Significant Subsidiary”); complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been delivered to you, and no material changes therein will be made on or after the date hereof through and including the time of purchase; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive rights, resale right, right of first refusal or similar rights and the corresponding shares are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interest in the Significant Subsidiaries are outstanding; the Company has no subsidiaries (as defined in the Exchange Act) other than (A) the subsidiaries listed in Exhibit 8.1 of its annual report on Form 20-F for the year ended December 31, 2010 (the “Annual Report”) and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary;

(i) the Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued, and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Securities contained in the Prospectus; except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, the Securities and all other outstanding shares of capital stock of the Company, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(j) upon delivery of the Underlying Shares by the Company and due issuance by the Depositary of ADSs evidenced by ADRs against the deposit of Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs evidencing the Securities;

(k) the statements set forth under the headings “Description of American Depositary Receipts” and “Description of the Preferred Shares” in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, insofar as such statements purport to summarize certain provisions of the Preferred Shares, ADSs, ADRs and the Deposit Agreement, provide a fair and accurate summary of such provisions in all material respects; and, when issued, the certificates for the Securities and the Preferred Shares will be in due and proper form;

(l) each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company;

(m) neither the Company nor any of its Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws, or (ii) any indenture, lien (caución) mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any Colombian, United States, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE, the Bolsa de Valores de Colombia (the “Colombian Stock Exchange”) and the Autoregulador del Mercado de Valores de Colombia (the “AMVC”)) or (v) any decree, judgment or order applicable to it or any of its properties except where such breach or violation of, or default under, would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect;

(n) the execution, delivery and performance by the Company of this Agreement and the Deposit Agreement, the issuance and sale of the Preferred Shares, the deposit by the Company of the Preferred Shares with the Depositary and the issuance by the Depositary of ADRs evidencing ADSs, and the consummation of the transactions contemplated herein and therein will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Significant Subsidiaries, or (ii) any indenture, lien (caución) mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any United States, Colombian, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority to which the Company is subject (including, without limitation, the rules and regulations of the NYSE, the Colombian Stock Exchange and the AMVC), or (v) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, except where such conflict with, breach or violation of, or default under would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect.

(o) no approval, authorization, consent or order of or filing with any Colombian, United States or other federal, state, local or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority to which the Company is subject (including, without limitation, the NYSE, the Colombian Stock Exchange and the AMVC), is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iii) informing the Superintendencia Financiera, in a timely manner, of the transaction, which will have occurred by closing and (iv) the registry of the purchase of the Securities with the Colombian Central Bank (Banco de la República);

(p) except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it the Securities or shares of any other capital stock or other equity interests of the Company, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Act the Securities or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(q) each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under United States, Colombian or any other applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from the appropriate United States, Colombian or other foreign regulatory authority, in order to conduct their respective businesses; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such license, authorization, consent or approval or any United States, Colombian, or other federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r) other than as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s best knowledge, threatened or contemplated to which the Company or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any United States, Colombian, or other federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Significant Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(s) PricewaterhouseCoopers Ltda., whose report on the consolidated financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board;

(t) the financial statements, if any, included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with Colombian generally accepted accounting principles (including, without limitation, the accounting regulations of the Superintendencia Financiera) applied on a consistent basis during the periods involved; the other financial and statistical data, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(u) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than indebtedness incurred or repaid in the ordinary course of business) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Significant Subsidiary, in each case as otherwise set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(v) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto (with such changes as you shall have approved at the time each such Lock-Up Agreement was delivered to you), of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), Suramericana de Inversiones S.A., and Inversiones Argos S.A.;

(w) the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities will be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) the Company believes it was not a “passive foreign investment company” as such term is defined in the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for its taxable year ended December 31, 2011 and, based on the Company’s current and projected income, assets and activities it does not expect to be classified as a “passive foreign investment company” for any subsequent taxable years;

(y) the Company and each of its Significant Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Disclosure Package and the Prospectus, as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases except where the lack of such good and marketable title would not, individually or in the aggregate, have a Material Adverse Effect;

(z) each of the Company and its Significant Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except where the failure to own or possess the Intellectual Property would not, individually or in the aggregate have a Material Adverse Effect, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Significant

Subsidiaries with respect to the Intellectual Property. Neither the Company nor any of its Significant Subsidiaries has infringed or is infringing the Intellectual Property of a third party, and neither the Company nor any of its Significant Subsidiaries has received notice of a claim by a third party to the contrary;

(aa) no labor disturbance by or dispute with employees of the Company exist or, to the best knowledge of the Company, is contemplated or threatened other than those involving employees in the ordinary course of business, except for any such disturbance or dispute that would not, individually or in the aggregate, have a Material Adverse Effect;

(bb) the Company and its Significant Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Significant Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged direct violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except to the extent that involvement in any of the activities mentioned in (i) through (v) above would not, individually or in the aggregate, have a Material Adverse Effect; (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc) all Colombian or other foreign, United States federal, state and local tax returns required to be filed by the Company or any of the Significant Subsidiaries have been filed, except in any case where the failure to file would not reasonably be expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith in appropriate proceedings and for which adequate reserves have been made in accordance with Colombian generally accepted accounting principles or as could not be reasonably expected to have a Material Adverse Effect;

(dd) no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Colombia or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Securities in the manner contemplated hereby or (ii) the sale and delivery by the Underwriters of the Securities as contemplated herein;

(ee) there are no transfer taxes or other similar fees or charges under the laws of Colombia or the laws of the United States federal or state governments, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder and under the Deposit Agreement and the consummation of the transactions contemplated thereby;

(ff) the Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in Colombia to protect the Company and the Significant Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(gg) neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements listed under Section 4 of the exhibits to the Company’s Form 20-F filed on April 28, 2011, referred to or described in the Registration Statement, the Disclosure Package or the Prospectus and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh) each of the Company and its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide, in relation to the Company and its consolidated subsidiaries considered as a whole, reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(jj) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s President and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Significant Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(kk) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or any other applicable anti-bribery laws;

(mm) the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States and Colombia, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nn) neither the Company nor any of its Significant Subsidiaries nor any of their respective directors and officers, and to the knowledge of the Company, agents, employees or affiliates, is a person or entity (“Person”) with whom transactions or dealings would be prohibited for U.S. persons, European Union persons, or Colombian persons to engage in under, with respect to U.S. persons, any of the economic sanctions of the United States administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), with respect to European Union persons, any equivalent European Union measure, and with respect to Colombian persons, any equivalent Colombian measure (collectively, “Sanctions Targets”); the Company, together with its Significant Subsidiaries, derives less than 5% of its revenue from, and does not have investments representing more than 5% of its assets in, Burma, Cuba, Iran, North Korea and Sudan (the “Sanctioned Countries”) and any other Sanctions Target; neither the Company, nor any of its affiliates, sponsors or provides assistance or support to any Sanctions Target listed on the OFAC List of Specially Designated Nationals and Blocked Persons (the “SDN List”) identified by one or more of the following designations: FTO, NPWMD, SDGT or SDT; and the Company is not owned or controlled, within the meaning of the OFAC regulations promulgating such sanctions, the laws authorizing such promulgation and applicable interpretations thereof, or equivalent European Union or Colombian measures (collectively, the “Sanctions Regulations”) by any Sanctions Targets. The Company will not, directly or indirectly, use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other party in any manner that will result in a violation of Sanctions Regulations by any person (including any party participating in the offering, whether as underwriter, advisor, investor or otherwise);

(oo) no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Subsidiary from the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(pp) the Company has not received any notice from the NYSE or the Colombian Stock Exchange regarding the delisting of the ADSs from the NYSE or the Preferred Shares from the Colombian Stock Exchange;

(qq) except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus;

(rr) neither the Company nor any of its subsidiaries nor any of their respective directors or officers or, to the knowledge of the Company, any of its affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(ss) this Agreement is in proper legal form for enforcement against the Company in Colombia, provided that to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Colombia, the Agreement must be translated into Spanish by an official translator, and it is not necessary that this Agreement be filed or recorded with, or submitted to, any court or authority in Colombia or that any stamp, registration or similar tax be paid in Colombia, other than court costs, including filing fees and deposits to guarantee judgment required by Colombia law and regulations;

(tt) no relationship, direct or indirect, exists between or among the Company or any of its Significant Subsidiaries, on the one hand, and the directors, officers, stockholders customers or suppliers of the Company or any of its Significant Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents;

(uu) subject to the issuance of a writ of exequatur by the Supreme Court of Colombia, any final judgment for a fixed or determined sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any of the Indenture, the Securities and this Agreement would be declared enforceable against the Company by the Courts of Colombia, without reconsideration or reexamination of the merits, provided, that (i) international treaties or the laws of the country of such foreign court grant reciprocity to the enforcement of judgments of Courts of Colombia, (ii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction, (iii) the judgment arises out of a personal action against the defendant, and does not refer to property rights (in rem rights) existing on the assets located in Colombia, (iv) the obligation in respect of which the judgment was rendered is lawful in Colombia and does not contradict the public policy of Colombia, (v) the judgment is properly authenticated by diplomatic or consular officers of Colombia or pursuant to the 1961 Hague Convention on the legalization of documents, (vi) a copy of the final judgment is translated into Spanish by a licensed translator, (vii) the judgment is final under the laws under which it was issued, (viii) the controversy is not, under Colombian law, assigned to the exclusive jurisdiction of Colombian courts, (ix) no pending or finalized litigation exists in Colombia between the same parties and originating in the same cause of action and (x) exequatur proceedings are carried out before the competent Colombian court;

(vv) it is not necessary under the laws of Colombia or any political subdivision thereof or authority or agency therein in order to enable a subsequent purchaser of Securities or an owner of any interest therein to enforce its rights under the Securities or to enable the Underwriters to enforce their rights under any of the Deposit Agreement, the Securities and this Agreement that it should, as a result solely of its holding of Securities, be licensed, qualified, or otherwise entitled to carry on business in Colombia or any political subdivision thereof or authority or agency therein;

(ww) the Company and its Significant Subsidiaries have no immunity from the jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Colombia or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, the Deposit Agreement, the Securities and this Agreement or actions to enforce judgments in respect thereof;

(xx) The choice of law of the State of New York as the governing law of the Deposit Agreement, the Securities and this Agreement is a valid choice of law under the laws of Colombia and, subject to such qualifications and assumptions as are set forth in the opinion of Brigard & Urrutia Abogados, Colombian counsel for the Company, will be recognized and given effect by the courts of Colombia. Pursuant to Section 14 hereof, the Company, to the fullest extent permitted by law, has validly and irrevocably submitted to the personal jurisdiction of any Federal or state court in the State of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed CT Corporation System as its authorized agent for service of process and has validly and irrevocably waived all right to trial by jury in any claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to the Deposit Agreement, the Securities and this Agreement or the transactions contemplated thereby;

(yy) neither the Company nor any of its Significant Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriters or to make loans not allowed to be funded with the proceeds of the issuance of the Securities, according to Colombian exchange control regulations;

(zz) the Company has informed the Superintendencia Financiera of the transactions contemplated hereby, in accordance with the requirements of the Superintendencia Financiera, at least ten business days in Colombia prior to the time of purchase and, if applicable, as of the additional time of purchase; and

(aaa) except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, under current laws and regulations of Colombia and any political subdivision thereof, (i) all dividends and other distributions declared and payable on the Preferred Shares underlying the Securities shall be paid by the Company to the Depositary or a custodian appointed by the Depositary in Colombian pesos that may be converted into foreign currency and freely transferred out of Colombia, and (ii) all such payments made to holders of the Securities who are non-residents of Colombia will not be subject to income, withholding or other taxes under laws and regulations of Colombia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Colombia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Colombia or any political subdivision or taxing authority thereof or therein, except for the registration of the foreign investment with the Central Bank which shall be made by the local custodian.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities) or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case

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any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment, the Registration Statement or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered by the Underwriters (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or Rule 173 under the Act or any similar rule) in connection with any sale of Securities, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Securities, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement; and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or Rule 173 under the Act or any similar rule) in connection with any sale of Securities; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time (in light of the circumstances) prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(h) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event reasonably could be expected to require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) to furnish to you as early as practicable prior to the time of purchase, but not later than one business day prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 5(g) hereof;

(k) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(l) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any common shares of the Company (the “Common Shares”), any Preferred Shares or any other securities of the Company that are substantially similar to Common Shares, Preferred Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Shares, Preferred Shares or any other securities of the Company that are substantially similar to Common Shares, Preferred Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, Preferred Shares or any other securities of the Company that are substantially similar to Common Shares, Preferred Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or Preferred Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) issuances of Preferred Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(m) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(n) not to, and to cause the subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(o) to use its commercially reasonable efforts to (i) cause the Securities to be listed on the NYSE and to maintain the listing of the Securities on the NYSE; and (ii) maintain the listing of the Preferred Shares on the Colombian Stock Exchange;

(p) to comply with its obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use its best efforts to obtain approval of the Securities by DTC for “book-entry” transfer;

(q) to approve any amendments necessary to the Reglamento de la Emisión to conform such amendments to the Registration Statement, the Disclosure Package and the Prospectus and to provide the Underwriters and their counsel copies of any such amendments for review and comment a reasonable amount of time prior to any proposed filing with the Superintendencia Financiera and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing; and

(r) to the extent permitted by law, to provide any and all information reasonably required under applicable rules and regulations for the Depositary or any holder of the Securities, as the case may be, to comply with the obligations to maintain the registry of the investment in the Securities as a foreign portfolio investment in Colombia.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(b) No event or condition of a type described in Section 3(u) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement (excluding any amendment or supplement thereto), the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit B hereto.

(d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and letter of Brigard & Urrutia Abogados, Colombian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit C hereto.

(e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Mauricio Rosillo Rojas, internal counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit D hereto.

(f) The Depositary shall have requested and caused Emmet, Marvin & Martin LLP, counsel for the Depositary, to have furnished to you their opinion, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Underwriters, in the form set forth in Exhibit E hereto.

(g) You shall have received from PricewaterhouseCoopers Ltda. letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) and in form and substance satisfactory to the Underwriters, which letters shall cover, without limitation, certain financial information contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(h) You shall have received from Deloitte & Touche Ltda. letters dated, respectively, the date of this Agreement and addressed to the Underwriters (with executed copies for each of the Underwriters) and in form and substance satisfactory to the Underwriters, which letters shall cover, without limitation, certain financial information contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(i) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the written opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the written opinion and letter of Prieto & Carrizosa, S.A., Colombian counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(l) The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(m) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act, or proceedings initiated under Section 8(d) or 8(e) of the Act.

(n) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Executive Vice President and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(o) The Depositary shall have furnished or caused to be furnished to you certificates reasonably satisfactory to the Underwriters evidencing the deposit with the custodian of the Preferred Shares in respect of which ADSs on such time of purchase of the Firm Securities and, if applicable, on such additional time of purchase of the Additional Securities, as the case may be, are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(p) The Company will at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Vice President of Risk Management and its Chief Financial Officer with respect to certain financial information contained in the Prospectus, dated the time of purchase or the additional time of purchase, as the case may be, in the form and substance reasonably satisfactory to the Underwriters, in the form attached as Exhibit G hereto.

(q) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(v) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(r) The Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(s) The Financial Industry Regulatory Authority, Inc. shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(t) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Colombian or other foreign, United States federal or state governmental or regulatory authority that would, as of the time of purchase and, if applicable, as of the additional time of purchase, prevent the issuance or sale of the Securities; and no injunction or order of any Colombian or other foreign, United States federal or state court shall have been issued that would, as of the time of purchase and, if applicable, as of the additional time of purchase, prevent the issuance or sale of the Securities.

(u) The Underwriters shall have received from the Company evidence that the Company has provided notice to the Superintendencia Financiera in accordance with the requirements of the Superintendencia Financiera, of the issuance of the Securities at least ten business days in Colombia prior to the time of purchase and, if applicable, the additional time of purchase.

(v) You shall have received a copy of the acknowledgement letter and the custody agreements entered into between the Depositary and Fiduciaria Bancolombia S.A. whereby Fiduciaria Bancolombia S.A. acknowledges to act as portfolio manager (administrador de portafolio) pursuant to article 26 of Decree 2080 of 2000, as amended, and such agreements shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

6. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters if (i) since the Applicable Time there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package or the Prospectus or (ii) since the Applicable Time there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, or the Bolsa de Valores de Colombia (the Colombian Stock Exchange); (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal, Colombian or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Colombia; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Colombia or a declaration by the United States or Colombia of a national emergency or war; (E) a change or development involving a prospective change in Colombian taxes affecting the Company, the Securities or the transfer thereof or the imposition of exchange controls by Colombia, in each case that may limit or in any way would materially and adversely affect the financial markets or the market for the Securities or materially impair the ability of the Underwriters to purchase, hold or effect resales of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus; or (F) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D), (E) or (F), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package or the Prospectus or (iii) since the Applicable Time, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 8 and 9 hereof); and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder; provided, however, that Sections 3, 12, 14, 20 and 21 shall also survive termination and remain in full force and effect.

7. Increase in Underwriters’ Commitments. Subject to Sections 5 and 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 5 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 6 hereof) and if the number of Firm Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Securities hereunder unless all of the Firm Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company; provided, however, that Sections 3, 12, 14, 20 and 21 shall also survive termination and remain in full force and effect. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnity and Contribution

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Act), directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus or a Permitted Free Writing Prospectus furnished on behalf of the Underwriter under the captions “Underwriting—Price Stabilization, Short Positions” and “Underwriting—Commissions and Discounts” (such information being defined as the “Underwriter Information”).

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall, if it so elects, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party pursuant to subsection (a) or (b) above unless such omission results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve such indemnifying party from obligations to any indemnified party. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount equal to the total underwriting discounts and commissions received by such Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

9. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Base Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus required to be filed and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, authorization, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under Colombian, United States, state or other foreign laws and the determination of their eligibility for investment under Colombian, United States, state or other foreign law (including the legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) the fees and disbursements of any Depositary, transfer agent or registrar for the Securities (including the fees and expenses of Depositary’s counsel), (vii) the inclusion of the Securities in the book-entry system of DTC, (viii) the rating of the Securities by rating agencies, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (x) all the reasonable fees and expenses of the

Underwriters (including, without limitation, reasonable legal fees and expenses of the Underwriters including a U.S. counsel and a local counsel), and (xi) the performance of the Company’s other obligations hereunder.

(b) If (i) this Agreement is terminated pursuant to Section 6, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company shall not be subject to any obligation or liability under this Agreement; provided, however, that the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby to the extent set forth in Section 9(a) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC (“UBS”), 1285 Avenue of the Americas, 8th Floor, New York, New York 10019, Attention: UBS Syndicate Department, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Department, Fax: (212) 622-8358; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Carrera 48 No. 26-85, Avenida Los Industriales, Medellin, Colombia, Attention: General Secretary.

11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; and (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Maintenance of Office or Agent for Service of Process. The Company shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Company in respect of this Agreement may be served. Initially this agent will be CT Corporation System, and the Company will agree not to change the designation of such agent without prior notice to the Underwriters and designation of a replacement agent in the Borough of Manhattan, The City of New York.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment subject to the exequatur provisions set forth in Section 3(uu) above. In connection with the submission to the jurisdiction of the aforementioned courts, the Company hereby waives any right to which it may be entitled on account of its place of residence or domicile. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the full extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the government of Colombia or any other jurisdiction from or through which payment is made or deemed to be made, or any political subdivision thereof or therein excluding (i) any such tax imposed by reason of the Underwriters having some present or former connection with any such jurisdiction other than their participation as the Underwriters hereunder, and the receipt of payments hereunder, and (ii) any income or franchise tax on the overall net income of the Underwriters imposed by the United States or by the State of New York or any political subdivision of the United States or of the States of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to the Underwriters an amount that, after withholding or deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

21. Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars, on the nearest business day following the date of judgment, with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. Miscellaneous.

(a) UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

(b) J.P. Morgan Securities LLC is not a bank. Because J.P. Morgan Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by J.P. Morgan Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

BANCOLOMBIA S.A.

By:	/s/ Mauricio Rosillo Rojas
Name: Mauricio Rosillo Rojas
Title: General Counsel

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
J.P. MORGAN SECURITIES LLC

By: UBS SECURITIES LLC

By:	/s/ Gerard Cremoux
Name: Gerard Cremoux
Title: Managing Director

By:	/s/ Paulo Borelli
Name: Paulo Borelli
Title: Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Gilberto Cortino
Name: Gilberto Cortino
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Lisandro Miguens
Name: Lisandro Miguens
Title: Managing Director

SCHEDULE A

	Number of Firm Securities	Aggregate Purchase Price
Underwriter
UBS SECURITIES LLC	1,482,334	$86,673,225.20
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	1,482,334	$86,673,225.20
J.P. MORGAN SECURITIES LLC	1,482,334	$86,673,225.20

Total	4,447,002	$260,019,675.60

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SCHEDULE B

Underwriter	Number of Additional Securities
UBS SECURITIES LLC	222,350
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	222,350
J.P. MORGAN SECURITIES LLC	222,349

Total	667,049

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SCHEDULE C

1.	Permitted Free Writing Prospectuses not included in the Disclosure Package:

a.	Electronic Road Show posted on www.netroadshow.com on January 23, 2012.

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